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                                                                    EXHIBIT 10.2

                            SUBSTITUTE REVOLVING NOTE

$12,000,000                                        Dated as of September 1, 1999
                                                          Due: September 1, 2000

      FOR VALUE RECEIVED, TAYLOR CAPITAL GROUP, INC., a Delaware corporation (the "Maker") promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION (formerly known as LaSalle National Bank), a national banking association (the "Bank") the lesser of the principal sum of TWELVE MILLION DOLLARS ($12,000,000) or the aggregate unpaid principal amount of Revolving Loans outstanding under the Loan Agreement hereinafter referred to at the maturity or maturities and in the amount or amounts as stated on the records of the Bank, together with interest (computed on the basis of a year consisting of 360 days for actual days elapsed) on any and all such principal amounts outstanding hereunder from time to time from the date hereof until maturity. Interest shall be payable at the rate of interest and the times set forth in the Loan Agreement dated as of February 12, 1997 between the Maker and the Bank (as amended, supplemented or modified from time to time, the "Loan Agreement"). In no event shall any principal amount have a maturity later than September 1, 2000.

      Principal and interest shall be paid to the Bank at its office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may designate in writing to the Maker. This Note may be prepaid in whole or in part as provided for in the Loan Agreement.

      This Note evidences indebtedness incurred under the Loan Agreement to which reference is hereby made for a statement of the terms and conditions under which the due date of this Note or any payment hereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Loan Agreement,

      Demand, presentment, protest and notice on non-payment are hereby waived by the Maker.

      This Note, in part, is a replacement and substitute for, but not a repayment of, that certain $12,000,000 Substituting Revolving Note dated as of September 1, 1998 of the Maker payable to the order of the Bank and does not and shall not be deemed to constitute a novation therefor.

                                            TAYLOR CAPITAL GROUP, INC.

                                            By:
                                               ---------------------------------
                                            Its:
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